UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 3, 2005

Portal Software, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-25829	77-0369737
(Commission File Number)	(IRS Employer Identification No.)

10200 South De Anza Blvd, Cupertino, California	95104
(Address of Principal Executive Offices)	(Zip Code)

(408) 572-2000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On February 9, 2005, Portal Software, Inc. (the “Registrant”) and David S. Labuda entered into an employment agreement (the “Agreement”), attached hereto as Exhibit 99.1, which sets forth the terms and provisions governing Mr. Labuda’s employment as Chief Executive Officer. Under the Agreement, the Registrant will recommend to the Board of Director’s Governance and Nominating Committee the appointment of Mr. Labuda to serve on the Registrant’s Board of Directors.

Under the Agreement, Mr. Labuda will be paid an annual base salary of $360,000, effective as of September 13, 2004, the date he was appointed as Chief Executive Officer. His base salary will be subject to annual review by the Compensation Committee of the Board and may be increased from time to time. Mr. Labuda will also be entitled to a target bonus equal to seventy-five percent of his annual base salary. His actual bonus each fiscal year will be based upon the Registrant’s attainment of the performance milestones established by the Compensation Committee and may be in excess of his target bonus for the year if there is greater than one hundred percent attainment of the performance goals set for that year. Should Mr. Labuda be involuntarily terminated by the Registrant other than cause during the fourth quarter of a fiscal year for which the performance milestones applicable to his target bonus are in fact attained, then he will be entitled to a pro-rated amount of that target bonus.

Mr. Labuda will be eligible to participate in all benefit programs available to the Registrant’s employees and any other benefit programs available to the Registrant’s executive officers. He will not be entitled to any additional compensation for his service as a Board member.

Mr. Labuda will also be granted two new stock options within the five business day following the execution date of the Agreement. The first option will be for 200,000 shares of the Registrant’s common stock with an exercise price per share equal to the closing selling price on the grant date. The option will become exercisable in a series of forty-eight successive equal monthly installments upon his completion of each month of service with the Registrant over the forty-eight month period measured from September 13, 2004. The second option will be for 100,000 shares of the Registrant’s common stock and will also have an exercise price per share equal to the closing selling price on the grant date. The option (the “performance-based option”) will become exercisable upon the earlier of (i) the Registrant’s attainment of the performance milestone set forth in the fiscal year 2006 business plan approved by the Board or (ii) his completion of sixty months of service with the Registrant measured from September 13, 2004.

Either party may terminate the Agreement upon sixty days prior written notice to the other. However, in the event Mr. Labuda’s employment is terminated by the Registrant without cause, he will be entitled to the following severance benefits, provided he delivers a general release to the Registrant:

(i)	payment equal to one times the sum of the annual base salary and target bonus in effect for him at the time of such involuntary termination, with such payment to be increased to one and a half times the sum of such salary and target bonus if he is removed as the Chief Executive Officer within the eighteen month period measured from September 13, 2004 and terminates his employment within thirty days thereafter;

(ii)	continued health care coverage for himself, his spouse and his other eligible dependents at the Registrant’s expense for a period not to exceed twelve months;

(iii)	twelve months of additional vesting credit under each of his outstanding stock options or other stock-based awards, with at least twenty percent vesting in his new performance-based option described above;

(iv)	an extended period not to exceed twelve months in which to exercise his outstanding stock options, and

(v)	reimbursement of outplacement services in an amount not to exceed $10,000

The Registrant will also continue in effect, throughout the period Mr. Labuda remains employed pursuant to the Agreement, his pre-existing change in control severance agreement pursuant to which he will be entitled to certain salary and bonus continuation payments, full vesting of his outstanding options and other stock-based awards and certain other severance benefits should his employment be terminated without cause, or should he resign with good reason, within the twelve-month period following a change in control or ownership of the Registrant.

For the twelve month period following a termination of Mr. Labuda’s employment under circumstances which entitle him to severance benefits under either the Agreement or his pre-existing change in control severance agreement, he will be subject to certain non-competition and non-solicitation covenants.

The Registrant previously filed it Form 10-Q, for the quarterly period ended July 31, 2004, on September 13, 2004 in which Mr. Labuda’s appointment as the Chief Executive Officer was disclosed. That Form 10-Q is hereby incorporated by reference in this current Form 8-K report.

Item 2.02. Results of Operations and Financial Condition

On February 3, 2005, Portal Software, Inc. (the “Registrant”) provided preliminary results of operations for its third fiscal quarter and first nine months ended October 29, 2004. A copy of the press release issued by the Registrant concerning the foregoing results is attached hereto as Exhibit 99.2 and the Registrant’s financial statements are furnished herewith as Exhibit 99.3.

On February 3, 2005, Registrant’s management held a conference call to discuss its preliminary quarterly results of operations for its third fiscal quarter and first nine months ended October 29, 2004. An Internet playback of the call will be available for one year, commencing one hour following the live call on February 3, 2005 at www.portal.com/about_portal/investor_relations/. Additionally, a tele-replay of the call also will be available for one year until February 3, 2006, by dialing 888-203-1122 (inside the U.S.) or 719-457-0820 (outside the U.S.) and entering the pass code 4586595. The transcript of the conference call is attached hereto as Exhibit 99.4.

The information contained herein and in the accompanying exhibits shall not be incorporated by reference into any filing of the Registrant, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing. The information in this report, including the exhibits hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

In addition to providing preliminary financial results in accordance with generally accepted accounting principles in the United States, or GAAP, the Registrant provides preliminary financial results on a pro forma net profit/loss and pro forma net profit/loss per diluted share in the press release as additional information for its operating results. Pro forma net loss has been adjusted to exclude the effects of non-operating expenses and non-cash charges, such as amortization of acquisition-related costs, stock option compensation expense, and restructuring charges. These measures are not in accordance with, or an alternative for, GAAP and may be different from non-GAAP measures used by other companies. The Registrant’s management believes that this presentation of non-GAAP measures provides useful information to management and investors regarding our key business metrics relating to its financial condition and results of operations. In addition, management uses these measures for reviewing the financial results of the Registrant and for planning and forecasting of future periods. The Registrant has consistently provided these non-GAAP measurements in previous press releases and believes that it is important to provide investors and other interested persons with a consistent basis for comparison between quarters.

Results of operations excluding special items for the periods presented are provided for illustrative purposes only and should be read in conjunction with the comparable information presented in accordance with GAAP. The Registrant has reconciled these measures to GAAP net loss and GAAP earnings per share in its press release and has included both GAAP and non-GAAP measures in its financial statements, each included as Exhibits to this report.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On February 4, 2005, the Registrant’s Board of Directors appointed Mr. Jerome Behar to serve as a member of the Board of Directors. Mr. Behar will also sit on the Registrant’s Audit Committee. A copy of the press release regarding Mr. Behar’s appointment is attached hereto as Exhibit 99.5.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

99.1 Copy of the Employment Agreement between David Labuda and the Registrant as entered into on February 9, 2005.

99.2 Press release, dated February 3, 2005 providing the preliminary financial results of operations of the Registrant for its third fiscal quarter and nine months ended October 29, 2004 (furnished and not filed herewith solely pursuant to Item 2.02).

99.3 Financial Statements, dated February 3, 2005, providing the preliminary financial results of operations of the Registrant for its third fiscal quarter and nine months ended October 29, 2004 (furnished and not filed herewith solely pursuant to Item 2.02).

99.4 Transcript of call held on February 3, 2005.

99.5 Press release dated February 9, 2005 regarding the appointment of Mr. Jerome Behar to the Registrant’s Board of Directors.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PORTAL SOFTWARE, INC.

Date: February 9, 2005	By:	/s/ Larry Bercovich
	Name:	Larry Bercovich
	Title:	SVP, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Copy of the Employment Agreement between David Labuda and the Registrant as entered into on February 9, 2005.

99.2	Press Release, dated February 3, 2005, providing the preliminary financial results of operations of the Registrant for its third fiscal quarter and nine months ended October 29, 2004 (furnished and not filed herewith solely pursuant to Item 2.02).

99.3	Financial Statements, dated February 3, 2005, providing the preliminary financial results of operations of the Registrant for its third fiscal quarter and nine months ended October 29, 2004 (furnished and not filed herewith solely pursuant to Item 2.02).

99.4	Transcript of call held on February 3, 2005.

99.5	Press release dated February 9, 2005 regarding the appointment of Mr. Jerome Behar to the Registrant’s Board of Directors.